CONFIRMING STATEMENT


This Statement confirms that the undersigned, James H. Sinclair,
5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, does hereby authorize and designate either Phil Rykhoek of 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, Mark C. Allen of 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75204, or Donald W. Brodsky of 5 Houston Center, 1401 McKinney, Suite 2700, Houston, Texas 77010, to execute and file on the undersigned's behalf any Forms 3, 4 and 5 (including any amendments thereto), that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Denbury Resources Inc. The authority of Phil Rykhoek, Mark C. Allen or Donald W. Brodsky under this Statement shall continue until September 24, 2004 unless earlier revoked in writing. The undersigned acknowledges that Donald W. Brodsky is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.



/s/ James H. Sinclair
--------------------------
James H. Sinclair

Date:  September 24, 2003